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                                                                   EXHIBIT NO. 2


                      HILLIARD-LYONS CASH MANAGEMENT, INC.
                            (A Maryland Corporation)

                                    AMENDED
                                    BY-LAWS

                                   ARTICLE I
                                   ---------

                   NAME OF CORPORATION, LOCATION OF OFFICES,
                                    AND SEAL
                   -----------------------------------------

     Section 1.01. Name: The name of the Corporation is Hilliard-Lyons Cash Management, Inc.

     Section 1.02. Principal Office: The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation may also maintain an office in the City of Louisville, State of Kentucky. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

     Section 1.03. Seal: The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by
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the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                  ARTICLE II
                                  ----------

                                 SHAREHOLDERS
                                 ------------

     Section 2.01. Annual Meetings: The annual shareholders' meeting, commencing with the year 1981, for the election of Directors and the transaction of other proper business shall be held on such day, not a legal holiday, as the Board of Directors shall establish. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice of meeting, except such business as is specifically required by statute to be stated in the notice. Notwithstanding the foregoing, the Corporation shall not be required to hold an annual shareholders' meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

     Section 2.02. Special Meetings: Special meetings of the shareholders may be called at any time by the President or the Board of Directors. Special meetings of the shareholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than 25% of all the votes entitled to be cast at such meetings, provided that (a) such request shall state the purposes of

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such meeting and the matters proposed to be acted upon, and (b) the shareholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding 12 months. Business transacted at all special meetings shall be confined to the objects stated in the notice of meeting.

     Section 2.03. Place of Meeting: All shareholders' meetings shall be held at the office of the Corporation in the City of Louisville, State of Kentucky, except that the Board of Directors may fix a different place of meeting, within the United States, which shall be specified in each notice or waiver of notice of the meeting.

     Section 2.04. Notice of Meetings: The Secretary or any Assistant Secretary shall cause notice of the place, date, and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, postage prepaid, not less than 10 nor more than 90 days before the date of the meeting, to each shareholder entitled to vote at such meeting, at his address as it

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appears on the records of the Corporation. Notice of any shareholders' meeting need not be given to any shareholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

     Section 2.05. Voting - In General: At every shareholders' meeting each shareholder shall be entitled to one vote for each share and a proportionate vote for each portion of a share of stock of the Corporation validly issued and outstanding and held by such shareholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present. The vote upon any question shall be by written ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

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     Section 2.06. Shareholders Entitled to Vote: If, pursuant to Section 7.06 hereof, a record date has been fixed for the determination of shareholders entitled to notice of or to vote at any shareholders' meeting, each shareholder of the Corporation shall be entitled to vote, in person by written ballot or by proxy, each share of stock outstanding in his name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed for the determination of shareholders, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which notice of the meeting is mailed or the day 30 days before the meeting, whichever is the closer date to the meeting, or, if notice is waived by all shareholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

     Section 2.07. Voting - Proxies: The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be voted on after eleven months from its date unless it provides for a longer period. Each proxy shall be in writing subscribed by the shareholder or his duly authorized attorney and shall be dated, but need not be sealed, witnessed, or acknowledged. Proxies shall be delivered to the Secretary of the Corporation or person

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acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise. At all meetings of shareholders, unless the voting is conducted by inspection, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

     Section 2.08. Quorum: The presence at any shareholders' meeting in person or by proxy, of shareholders entitled to cast a majority of the votes thereat shall be necessary and sufficient to constitute a quorum for the transaction of business.

     Section 2.09. Absence of Quorum: In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no shareholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as Secretary of such meeting, may adjourn the meeting. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

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     Section 2.10. Stock Ledger and List of Shareholders: It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent in Boston, Massachusetts. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a shareholder of record of the Corporation for more than six months next preceding such request, who owns in the aggregate 5% or more of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the shareholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland, a list containing the names and addresses of all shareholders of the Corporation and the number of shares of each class held by each shareholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

     Section 2.11. Action Without Meeting: Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the

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shareholders and such consent is filed with the records of the Corporation.

                                  ARTICLE III
                                  -----------

                               BOARD OF DIRECTORS
                               ------------------

     Section 3.01. Number and Term of Office: The Board of Directors shall consist of seven Directors, which number may be increased or decreased by a resolution of a majority of the entire Board of Directors, provided that the number of Directors shall not be less than three nor more than fifteen. Each Director (whenever selected) shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal.

     Section 3.02. Qualification of Directors: A majority of the members of the Board of Directors shall be persons who are not "interested persons" of the underwriter of the Corporation's shares, as defined in the Investment Company Act of 1940.

     Section 3.03. Election of Directors: Initially the Directors of the Corporation shall be those persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Section 3.04 and 3.05 hereof, the Directors shall be elected by shareholders to serve until the next meeting of shareholders (provided, however, that a Director's term shall not cease following any special meeting of shareholders unless such special meeting of shareholders was called for the purpose of electing

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Directors) and until their respective successors have been duly elected and qualified. Except as otherwise provided in Section 3.04 and 3.05 hereof, Directors may be elected at an annual or special shareholders' meeting. At any such meeting, Directors shall be elected by vote of the holders of the majority of the shares present in person or by proxy and entitled to vote thereon.

     Section 3.04. Removal or Resignation of Directors: At any shareholders' meeting, provided a quorum is present, any Director may be removed (either with or without cause) by the vote of the holders of a majority of the shares represented at the meeting, and at the same meeting a duly qualified person may be elected in his stead by a majority of the votes validly cast. Any Director may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Such resignation shall take effect at the time specified in such notice or, if none be specified, at the time of its receipt, and unless tendered to take effect upon acceptance, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.05. Vacancies and Newly Created Directorships: If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal, or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the shareholders) may be filled by a majority of the Directors then in office,

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although less than a quorum; provided, that immediately after filling such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the shareholders of the Corporation. In the event that at any time, other than the time preceding the first annual shareholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were so elected by the shareholders, a meeting of the shareholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.

Section 3.06. General Powers:

     (a) The property, affairs, and business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the shareholders of the Corporation by statute, by the Articles of Incorporation, or by these By-Laws.

     (b) All acts done by any meeting of the Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were

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disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

     Section 3.07. Power to Issue and Sell Stock: The Board of Directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration, consistent with the Corporation's Articles of Incorporation, as the Board of Directors shall deem advisable.

     Section 3.08. Power to Declare Dividends:

     (a) The Board of Directors, from time to time as they may deem advisable, may declare and pay dividends in cash or other property of the Corporation, out of any source available for dividends, to the shareholders according to their respective rights and interests in accordance with the applicable provisions of the Articles of Incorporation.

     (b) The Board of Directors may prescribe from time to time that dividends declared may be payable at the election of any of the shareholders (exercisable before or after the declaration of the dividend), either in cash or in shares of the Corporation; provided, that the sum of the cash dividend actually paid to any shareholder and the net asset value of the shares received (determined as of such time as the Board

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of Directors shall have prescribed, in accordance with the Articles of
Incorporation, with respect to shares sold on the date of such election) shall not exceed the full amount of cash to which the shareholder would be entitled if he elected to receive only cash.

     (c) In accordance with Section 19 of the Investment Company Act of 1940, the Board of Directors shall cause any dividend payment to be accompanied by a written statement if wholly or partly from any source other than:

     (i) the Corporation's accumulated undistributed net income (determined in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

     (ii) the Corporation's net income so determined for the current or preceding fiscal year.

Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

     Section 3.09. Annual and Regular Meetings: The annual meeting of the Board of Directors for choosing officers and

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transacting other proper business shall be held without notice following the annual meeting of shareholders each year. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place (within or outside the State of Maryland). Notice of such regular meetings need not be given; provided, that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     Section 3.10. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the President or Secretary (or, in the absence or disability of the President and Secretary, by any Vice President), or a majority of the Directors then in office; at the time and place (within or outside the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

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     Section 3.11. Notice: Notice of special meetings, stating the time and place, shall be mailed to each Director at his residence or regular place of business at least five days before the day on which a special meeting is to be held or caused to be delivered to him personally or to be transmitted to him by telegraph, cable, or wireless at least one day before the meeting.

     Section 3.12. Waiver of Notice: No notice of any meeting need be given to any Director who attends such meeting in person or to any Director who waives notice of such meeting in writing (which waiver shall be filed with records of such meeting), whether before or after the time of the meeting.

     Section 3.13. Quorum and Voting: At all meetings of the Board of Directors the presence of one-half or more of the number of Directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no less than one-third of the entire Board of Directors, and in no event less than two Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation, or by these By-Laws.

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     Section 3.14. Compensation: Each Director may receive such remuneration for his services, including reimbursement of expenses incurred, as shall be fixed from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.15. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consents thereto are signed by all members of the Board and such written consents are filed with the minutes of proceedings of the Board.

                                   ARTICLE IV
                                   ----------
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES
                    ----------------------------------------

     Section 4.01. How Constituted: By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee, each consisting of at least three Directors. Each member of a committee shall be a Director and shall hold office during the pleasure of the Board. The President shall be a member of the Executive Committee.

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     Section 4.02. Powers of the Executive Committee: Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee, except the power to declare a dividend, to authorize the issuance of stock, or to recommend to shareholders any matter requiring shareholders' approval.

     Section 4.03. Other Committees of the Board of Directors: To the extent provided by resolution of the Board, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee.

     Section 4.04. Proceedings, Quorum, and Manner of Acting: In the absence of appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

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     Section 4.05. Other Committees: The Board of Directors may appoint other committees, each consisting of one or more persons, who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

                                   ARTICLE V
                                   ---------

                                   OFFICERS
                                   --------

     Section 5.01. General: The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.

     Section 5.02. Election, Term of Office, and Qualifications: The officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be chosen by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such

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officers may be chosen at any subsequent regular or special meeting of the
Board. Except as provided in Section 5.03, 5.04, and 5.05 hereof, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President shall not be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required by law, by the Articles of Incorporation, or by these By-Laws to be executed, acknowledged, or verified by two or more officers. The Chairman of the Board and the President shall be chosen from among the Directors of the Corporation and may hold such offices only so long as they continue to be Directors. No other officer need be a Director.

     Section 5.03. Resignation: Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5.04. Removal: Any officer may be removed from office, whenever in the Board's judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the Board of Directors given at any regular meeting or any special meeting called for such

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purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

     Section 5.05. Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

     Section 5.06. Chairman of the Board: The Chairman of the Board, if there be such an officer, shall, in the absence or disability of the President, preside at all shareholders' meetings and shall preside at all meetings of the Board of Directors. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 5.07. President: The President shall be the chief executive officer of the Corporation and shall preside at all shareholders' meetings and, unless there shall be a Chairman of the Board, at all meetings of the Board of

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Directors. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs, and property of the Corporation and general supervision over its officers, employees, and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 5.08. Vice President: The Board of Directors may from time to time, designate and elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice
Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 5.09. Treasurer and Assistant Treasurers: The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of

                                      20
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the Corporation and of the performance by the custodian of the Corporation of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer. He shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of shareholders and filed within twenty days thereafter at the principal office of the Corporation in the State of Maryland. He shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

     Section 5.10. Secretary and Assistant Secretaries: The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the shareholders, Directors, the Executive Committee, and other committees in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books

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and papers as the Board of Directors may direct and such books, reports, certificates, and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as pertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

     Section 5.11. Subordinate Officers: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties.

     Section 5.12. Remuneration: The salaries, if any, or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate

                                      22
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officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

     Section 5.13. Surety Bonds: The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds, or securities that may come into his hands.

                                  ARTICLE VI
                                  ----------

                EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES
                ----------------------------------------------

     Section 6.01. General: Subject to the provisions of Section 5.07 hereof, all deeds, documents, transfers, contracts, agreements, and other instruments requiring execution by the Corporation shall be signed by the President or a Vice President and by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

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     Section 6.02. Checks, Notes, Drafts, etc.: Except as otherwise authorized by the Board of Directors, all checks and drafts for the payment of money shall be signed in the name of the Corporation by its Custodian, and all requisitions or orders for the payment of money by the custodian or for the issue of checks and drafts therefore, all promissory notes, all assignments of shares or securities standing in the name of the Corporation, and all requisitions or orders for the assignment of shares or securities standing in the name of the Custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by not less than two of its officers. Promissory notes, checks, or drafts payable to the Corporation may be endorsed only to the order of the Custodian or its nominee.

     Section 6.03. Voting of Securities: Unless otherwise ordered by the Board of Directors, any officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting any officer shall possess and may exercise (in person or by proxy) any and all rights, powers, and privileges incident to the ownership of such stock.

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                                  ARTICLE VII
                                  -----------

                                 CAPITAL STOCK
                                 -------------

     Section 7.01. Certificates: Each shareholder shall be entitled, upon request and upon payment of such charge as the Board of Directors may establish, to a certificate or certificates which shall represent and certify the number and kind and class of full shares owned by him in the Corporation. No certificates shall be issued for fractional shares. Each certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

     Section 7.02. Uncertificated Shares: The Corporation's stock ledger shall be deemed to represent and certify the number of full and/or fractional shares owned of record by a shareholder in those instances where a stock certificate for such shares has not been issued.

     Section 7.03. Transfers of Shares: The shares of stock of the Corporation shall be transferable on the books of the Corporation at the request of the record holder thereof in person or by a duly authorized attorney, upon presentation to the Corporation or its transfer agent of a duly executed assignment or authority to transfer, or proper evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates of stock surrendered for cancellation, and with such proof of the authenticity of the signatures as the Corporation or its transfer agent may reasonably require. The transfer shall be recorded on the books of the Corporation, the old certificates, if any, shall be cancelled, and the new record holder, upon request, shall be entitled to a new certificate or certificates.

     Section 7.04. Registered Shareholders: The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

     Section 7.05. Transfer Agents and Registrars: The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

     Section 7.06. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, provided that such record date shall not be a date more than 60 days, and in the case of a meeting of shareholders not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In such case only such shareholders as shall be shareholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date.

     Section 7.07. Lost, Stolen, or Destroyed Certificates: Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen, or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen, or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VIII
                                  ------------

                             CUSTODY OF SECURITIES
                             ---------------------

     Section 8.01. Employment of a Custodian: The Corporation shall retain the services of a Custodian (including any sub-custodian for its Custodian) for all funds, securities, and similar investments owned by the Corporation pursuant to a written contract with such Custodian. The Custodian (and any sub-custodian) shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus, and undivided profits (as shown in its last published report) and shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

     Section 8.02. Action Upon Termination of Custodian Contract: Upon termination of a Custodian Contract or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the shareholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

     Section 8.03. Provisions of Custodian Contract: The Custodian Contract shall be upon such terms and conditions and may provide for such compensation as the Board of Directors deem necessary or appropriate, provided such contract shall further provide that the Custodian shall deliver securities owned by the Corporation only upon sale of such securities for the account of the Corporation and receipt of payment therefor by the Custodian or when such securities may be called, redeemed, retired, or otherwise become payable. Such limitations shall not prevent:

     (a) The delivery of securities for examination to the broker selling the same in accord with the "street delivery" custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification.

     (b) The delivery of securities of an issuer in exchange for or conversion into other securities alone or cash and other securities pursuant to any plan of merger, consolidation, reorganization, recapitalization, or readjustment of the securities of such issuer.

     (c) The conversion by the Custodian of securities owned by the Corporation pursuant to the provisions of such securities into other securities.

     (d) The surrender by the Custodian of warrants, rights, or similar securities owned by the Corporation in the exercise of such warrants, rights, or similar securities, or the surrender of interim receipts or temporary securities for definitive securities.

     (e) The delivery of securities as collateral on borrowing effected by the Corporation.

     (f) The delivery of securities owned by the Corporation as a redemption in kind of securities issued by the Corporation.

     (g) The deposit of all or any part of the securities owned by the Corporation with a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository in the book-entry system of the Federal Reserve Banks and the use of the facilities of such system, all as provided under the provisions of Rule 17f-4 of the Investment Company Act of 1940.

     (h) Such other deposits, deliveries and transfers of securities owned by the Corporation which are permitted or authorized by applicable rules and orders of the Securities and Exchange Commission.

The Custodian shall deliver funds of the Corporation only upon the purchase of securities for the portfolio of the Corporation and the delivery of such securities to the Custodian, but such limitation shall not prevent the release of funds by the Custodian for redemption of shares issued by the Corporation, for payment of interest, dividend disbursements, taxes, management fees, for payments in connection with the conversion, exchange, or surrender of securities owned by the Corporation as set forth in sub-paragraphs (b), (c), and (d) above and for operating expenses of the Corporation.

                                  ARTICLE IX
                                  ----------

                            FISCAL YEAR, ACCOUNTANT
                            -----------------------

     Section 9.01. Fiscal Year: The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months beginning on the 1st day of September in each year and ending on the 31st day of the following August.

     Section 9.02. Accountant: The Corporation shall employ an independent public accountant or firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements of the Corporation.

                                   ARTICLE X
                                   ---------

                                  AMENDMENTS
                                  ----------

     Section 10.01. General: Except as provided in Section 10.02 hereof, all By-Laws of the Corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration, or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

     (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law; or

     (b) the Directors, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law.

     Section 10.02. By Shareholders Only:

     (a) No amendment of any section of these By-Laws shall be made except by the shareholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the shareholders.

     (b) From and after the issue of any shares of the Common Stock of the Corporation, no amendment of this Article X or Article XI shall be made except by the shareholders of the Corporation.

                                  ARTICLE XI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     (A) Except as hereinafter provided, no officer or Director of the Corporation and no officer or director of the Investment Adviser of the Corporation (as that term is defined in the Investment Company Act of 1940) or of any underwriter of the Corporation, and no Investment Adviser or underwriter of the Corporation, shall take long or short positions in the securities issued by the Corporation. The foregoing provision shall not prevent the purchase from the Corporation of shares issued by the Corporation by any officer or Director of the Corporation or by any partner, officer, director or shareholder of the Investment Adviser of the Corporation at the price available to the public generally at the moment of such purchase or, to the extent that any such person is a shareholder, at the price available to shareholders of the Corporation generally at the moment of such purchase, or as described in the current Prospectus of the Corporation.

     (B) The Corporation shall not lend assets of the Corporation to any officer or Director of the Corporation, or to any partner, officer, director, or shareholder of, or person financially interested in, the Investment Adviser or any underwriter of the Corporation, or to the Investment Adviser of the Corporation or to any underwriter of the Corporation.

     (C) The Corporation shall not impose any restrictions upon the transfer of the shares of the Corporation, but this requirement shall not prevent the charging of customary transfer agent fees.

     (D) The Corporation shall not permit any officer or Director, or any officer, director or shareholder of the Investment Adviser or any underwriter of the Corporation to deal for or on behalf of the Corporation with himself as principal or agent, or with any partnership, association, or corporation in which he has a financial interest; provided, that the foregoing provisions shall not prevent (a) officers and Directors of the Corporation from buying, holding, or selling shares in the Corporation, or from being officers, directors or shareholders of or otherwise financially interested in the Investment Adviser or any underwriter of the Corporation; (b) purchases or sales of securities or other property by the Corporation from or to an affiliated person or to the Investment Adviser or any underwriter of the Corporation if such transaction is exempt from the applicable provisions of the Investment Company Act of 1940; (c) purchases of investments for the portfolio of the Corporation or sales of investments owned by the Corporation through a security dealer who is, or one or more of whose shareholders, officers, or directors is, an officer or Director of the Corporation, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services;

(d) employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Director of the Corporation, if only customary fees are charged for services to the Corporation; (e) sharing statistical, research, legal, and management expenses and office hire and expenses with any other investment company in which an officer or Director of the Corporation is an officer or director or otherwise financially interested.

                                END OF BY-LAWS